EXHIBIT 99.1

FEDERAL HOME LOAN BANK OF SEATTLE
MEMBER CALL SCRIPT
September 29, 2014

•	Good afternoon. This is Mike Wilson, president and CEO of the Federal Home Loan Bank of Seattle. Thank you for joining the call today.

•	I’ll start with some introductory remarks and then take your questions.

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As we announced on Thursday of last week, the boards of directors of the Federal Home Loan Banks of Seattle and Des Moines have approved an agreement to merge the two banks. The approval was unanimous.

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We signed the agreement at a joint meeting of the two boards that took place in St. Louis. That meeting provided the directors of the two banks the opportunity to get to know one another and to hear from Federal Housing Finance Agency Director Mel Watt, who is supportive of this combination.

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The boards of both banks believe that this voluntary merger will create a combined entity that is stronger than either institution on its own and in the best interests of the members of both banks. As we’ve emphasized throughout the discussions, we believe that you will benefit from greater economies of scale, greater diversification of risk, and access to a broader range of products and services.

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I hope that you’ve had an opportunity to review our 8-K filing and the merger agreement; if not, I encourage you to do so. Although many details regarding the merger have yet to be defined, the merger agreement addresses a number of fundamental attributes of the combined bank, including its capital structure.

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Two important objectives in developing the merger agreement were to avoid the risk of stock impairment and to provide parity among all members of the combined bank following the closing of the transaction. I believe that the merger agreement accomplishes these objectives.

•	The combined bank's capital plan will be based on the Des Moines Bank’s existing capital plan, with some modifications, to be defined, to facilitate the transition to the combined bank.

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The merger agreement provides that on the effective date of the merger, each share of Seattle Bank stock issued and outstanding immediately prior to that date will be converted into one share of stock in the combined bank.

•	No shares of Seattle Bank stock will remain outstanding, and there will be no change to Des Moines Bank stock.

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The merger agreement also provides that prior to the consummation of the merger, the Seattle Bank will use its reasonable best efforts to obtain regulatory approval to redeem all past due mandatorily redeemable capital stock and other mandatorily redeemable capital stock that the Banks agree to redeem prior to the merger. Upon receipt of regulatory approval and prior to the consummation of the merger, the Seattle Bank will redeem the number of shares approved for redemption.

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I do not expect that your access to liquidity and long-term funding will be compromised in any way as a result of the merger. We are absolutely committed to providing that the transaction does not jeopardize this fundamental value of membership. Over the long term, the merger should strengthen our financial position and thus provide that your Federal Home Loan Bank cooperative remains a reliable source of liquidity and funding.

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We also expect that the members of both banks will benefit from an enhanced set of products and services. Although the two banks offer similar products and services, the Des Moines Bank has several products – including those that are part of the Mortgage Partnership Finance® Program – that would be made available to Seattle Bank members. Where the Seattle Bank offers a product currently not offered by the Des Moines Bank, we would expect that product to be offered to all members of the combined institution.

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Although the combined bank’s headquarters will be located in Des Moines, we will continue to maintain a satellite office in the Northwest. Some operational and back office functions will transfer to Des Moines, and we will provide more information on those changes as plans develop.

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The board of directors of the combined bank will be composed of the current 29 members of both boards: 15 will be current members of the Des Moines Bank’s board, and 14 will be current members of the Seattle Bank’s board.

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The chair of the Des Moines Bank’s board will be the chair of the board of directors of the combined bank and the chair of the Seattle Bank’s board will be the vice chair of the combined bank, for two years following the effective date of the merger.

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Dick Swanson, the current president and CEO of the Des Moines Bank, and I will be co-executive leaders of the combined institution, with Dick serving as CEO and me as president. Dick and I will jointly designate the remaining executive officers of the combined bank, which will represent a combination of executives from both Banks.

•	The approval and execution of this agreement are important steps forward in a merger process, but not by any means the last.

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The next step in the process is submission of the merger application to our regulator, the Federal Housing Finance Agency. If the Finance Agency approves the merger, the members of both banks will need to approve the agreement. We expect that vote to take place during the first half of 2015.

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We will provide you with detailed information about the voting process as the time approaches, but know that you will have at least 30 days to vote after our distribution of a copy of the authorized merger agreement, the relevant disclosure statement, and your ballot.

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If the agreement is approved, the effective date of the merger will likely be sometime toward mid-2015. Complete systems integration could take a bit longer, but we aim to be ready to serve our members as one bank right from the effective date.

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In the meantime, it’s business as usual for us – and for you. We are here to provide you with liquidity and funding to help you manage your business and meet the needs of your customers and communities.

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The leadership teams of both Federal Home Loan Banks are committed to this shared mission, as well as to transparency and collaboration in the merger process. Both have enthusiastically embraced this merger. We strongly believe that combining our resources will allow us to increase our efficiency, generate greater returns, and serve all of you more effectively.

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Thank you for your time today. Within the next day or so, we will provide a recording of this call on our website, along with an FAQ regarding the merger agreement. We will also continue to keep you informed as the process moves forward.

•	In the meantime, if you have any questions, comments, or concerns, please don’t hesitate to contact your relationship manager, any member of our executive team, or me.

•	Thanks again for joining us on the call and for your support of your FHLBank cooperative.
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a potential merger between the Federal Home Loan Bank of Des Moines (Des Moines Bank) and the Federal Home Loan Bank of Seattle (Seattle Bank) (together, the Banks). These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including those relating to the ability of the Banks to obtain Federal Housing Finance Agency (FHFA) and member approvals relating to the merger, the completion of the merger, the accounting effects relating to a merger, and the management, operation, and products and services of a combined bank if the merger is completed, may differ materially from those expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the ability of the parties to obtain the required approvals relating to the merger (including from the FHFA and the Banks’ members) and to complete the merger, the ability of the parties to complete a transaction pursuant to the terms of the merger agreement, the ability to realize the expected benefits and efficiencies of a merger, potential costs, liabilities, and delays relating to a merger, general economic and financial market conditions, and other internal and external factors that may affect the ability to complete or the reasons for a merger. Additional factors are discussed in the Seattle Bank’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement. The descriptions of the merger agreement and proposed bylaws and capital plan provisions of the combined bank included herein are qualified in their entirety by reference to the merger agreement and form of bylaws and capital plan filed as Exhibit 2.1 to the current report on Form 8-K filed by the Federal Home Loan Bank of Seattle on September 25, 2014.